SEMPRA ENERGY

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST AGREEMENT

(Formerly Known As PACIFIC ENTERPRISES
EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST AGREEMENT)

(As Amended and Restated Effective as of January 1, 2001)

SEMPRA ENERGY

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST AGREEMENT

WHEREAS, the Thrifty Drug Stores Co. Inc. and Borun Bros. Retirement Plan and Trust Agreement was adopted, effective September 1, 1950, and has been amended from time to time;

WHEREAS, as a condition of the sale of Thrifty Corporation (the “Sale”) the Employee Stock Ownership Plan was assumed by Pacific Enterprises and renamed the Pacific Enterprises Employee Stock Ownership Plan and Trust;

WHEREAS, further amendments have been made and it is desirable to incorporate these amendments in a single document;

WHEREAS, Pacific Enterprises is now a subsidiary of Sempra Energy; and

WHEREAS, Sempra Energy has replaced Pacific Enterprises as Plan Sponsor and Administrator of this Plan;

NOW, THEREFORE, the Sempra Energy Employee Stock Ownership Plan and Trust Agreement (Complete Restatement) is set forth completely herein as amended and restated effective as of January 1, 2001.

THIS AGREEMENT, made and entered into by and between Sempra Energy, a California corporation, and U.S. Trust Company, National Association, as Trustee, hereafter referred to as “Trustee,” evidences this full restatement of the Pacific Enterprises Employee Stock Ownership Plan and Trust, hereafter referred to as either “the Plan” or “the Trust,” heretofore established for qualified employees of the Companies.  This Plan is a stock bonus plan qualified under Section 401(a) of the Code, is designated as an employee stock ownership plan as defined in Section 4975(e) (7) of the Code, and is designed to invest primarily in Stock.

W I T N E S S E T H

ARTICLE I.
DESIGNATION OF TRUST

1.1

Title.

This retirement plan and trust agreement shall be known as “SEMPRA ENERGY EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST AGREEMENT.”

1.2

Definitions.

All capitalized terms used in this Plan shall have the meaning set forth in this Section 1.2 unless the context clearly indicates otherwise or such terms are not defined in this Section 1.2.

“Administrative Committee” or “Committee” shall mean the Sempra Energy Pension and Benefits Committee which has been appointed by resolution of the Board of Directors to administer the Plan pursuant to Article XV.

“Anniversary Date” shall mean the last day of each calendar month.

“Beneficiary” or “Beneficiaries” shall mean the person or persons, including a trustee, personal representative, or other fiduciary, last designated in writing by a Participant in accordance with the provisions of Section 3.2 to receive the benefits specified hereunder in the event of the Participant’s death.

“Board of Directors” shall mean the Board of Directors of Sempra Energy.

“Break in Employment” shall mean any termination of employment by reason of resignation, discharge, death, or retirement, or any change in employment status by which a Participant ceases to meet the definition of Employee, except the following periods of absence if the Employee was in the service of the Company on the date immediately preceding the commencement of such period:

(a)

Service in the Armed Forces of the United States or the Public Health Service of the United States as a result of which such Employee is entitled to reemployment rights pursuant to the provisions of Section 459 of Title 50 of the United States Code, provided that the Employee returns to work within the time period specified in Section 459, failure to return within such time period deemed to constitute a Break in Employment as of the day following the date last worked.

(b)

Leaves of absence granted by the employing Company in writing, before or after the absence, for any purpose, including sickness, accident, other casualty, or for the convenience of one of the Companies, and periods of vacation, and any extensions thereof.  Failure to return to work at the completion of one of the periods set forth above or upon reasonable recall from absence granted will constitute a Break in Employment effective as of the last day of such period or as of the date of failure to return upon a date specified pursuant to such recall.

Notwithstanding the foregoing, an Employee who does not return to the service of one of the Companies as a result of the Employee’s death during any period set forth above shall be deemed to have incurred a Break in Employment upon the date of death.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Company” or “Companies” shall mean Sempra Energy, a California corporation; and unless the context indicates otherwise, any subsidiary which, by resolution of its board of directors and with the written approval of Sempra Energy elects or has elected to participate herein.

“Compensation” shall mean and include (subject to the provisions of subparagraph (a) or (b) below, as appropriate) the full amount of any salary, wage, bonus, shift differential, vacation or overtime pay, compensation paid during authorized leaves of absence, and similar payments made to or on behalf of an Employee during the time an Employee is a Participant and on account of employment (other than contributions to this Plan), all before reduction on account of any withholding such as income taxes, Social Security taxes, and amounts otherwise excludable from income by reason of Sections 125, 132(f)(9), 402(e)(3), 402(h)(1)(B) or 403(b), but excluding, however, health and welfare payments, meals, expense account allowances, maintenance payments, income realized on stock options and any other such payments.

Notwithstanding the foregoing, for any Plan Year commencing, the maximum amount of an Employee’s Compensation taken into account under this Plan shall not exceed the dollar limitation then in effect under Section 401(a)(17) of the Code.  For purposes of this Subsection, the applicable annual Compensation limit for any Plan Year shall be the limit in effect on January 1 of the calendar year that includes the first day of such Plan Year.  If Compensation for a period of less than twelve (12) months is used for any Plan Year, then the otherwise applicable annual Compensation limit under this Subsection is reduced in the same proportion as the reduction in the twelve-month period.  No proration shall be required solely because Compensation is limited to Compensation for the portion of Plan Year during which an Eligible Employee is an Active Participant.

“Effective Date” shall mean the original effective date of the Plan, September 1, 1950, provided, however, the effective date of this restatement of the Plan is January 1, 2002.

“Eligible Employee” shall mean every Employee of the Company including officers thereof, who are eligible to participate in a Company sponsored Plan.  Eligible Employee shall exclude leased employees described in Section 414(n) of the Code.  The provisions of each Plan hereunder and the eligibility of any Employee to participate therein shall be as set forth in the plan documents governing each such Plan, a current copy of which shall be attached hereto from time to time as an exhibit to this Plan.

“Employee” shall mean every employee of the Company or a Related Company.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ESOP Suspense Account” shall mean the account established under Section 5.3 hereof to hold Stock purchased with the proceeds of an Exempt Loan pending the allocation of such Stock to individual ESOP accounts.  A separate ESOP Suspense Account may be established with respect to each Exempt Loan made to the Plan and the provisions of this Plan may be applied, at the direction of the Committee, separately with respect to each  ESOP Suspense Account or by combining such separate ESOP Suspense Accounts.

“Exempt Loan” shall mean any loan to the Plan or Trust not prohibited by Section 4975(c) of the Code, which meets the requirement set forth in Section 4975(d)(3) of the Code and the Regulations promulgated thereunder, the proceeds of which are used to finance the acquisition of Stock or refinance such a loan.

“Fiduciary” shall mean all persons defined in Section 3(21) of ERISA associated in any manner with the control, management, operation and administration of the Plan, and the Company shall be the “Named Fiduciary” for purposes of Section 402 of ERISA, except that each Participant shall be a named fiduciary for such purposes with respect to the exercise of voting rights under Section 8.1(n) and with respect to the issuance of instructions to the Trustees to tender or not tender Stock as permitted in Article XII of this agreement.

“Fiscal Year” shall mean the fiscal period employed by the Company for financial reporting purposes.  The Plan Year and the Limitation Year, for purposes of this Plan, shall mean the calendar year.

“Hour of Service” shall mean:

(a)

Each hour for which an Employee is paid, or entitled to payment, by the Company or a Related Company for the performance of duties for the Company or a Related Company during any Plan Year;

(b)

Each hour for which an Employee is paid, or entitled to payment, by the Company or a Related Company on (4) Hours of Service shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

(c)

For purposes of determining Hours of Service and for purposes of determining to which Plan Year Hours of Service shall be credited, the rules set forth in Department of Labor Regulations 2530.200b-2(b) & (c) and other applicable regulations issued by the Department of Labor shall be followed, and such rules are incorporated herein by reference.

“Plan” shall mean a plan sponsored by Sempra Energy or any Related Company which is qualified under Code Section 401(a) and which permits employee deferral of compensation pursuant to Code Section 401(k).

“One Year Break in Service” shall mean a Plan Year in which the Employee completes 500 or fewer Hours of Service.

“Participant” shall mean any Eligible Employee who becomes eligible for participation in accordance with the provisions of this Plan.

“KPlan” shall mean a plan sponsored by Sempra Energy or any Related Company which is qualified under code Section 401(a) and which permits employee deferral of compensation pursuant to Code Section 401(k).

“Related Company” shall mean (i) each corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Internal Revenue Code, determined without regard to Section 1563(a)(4) and (e)(3)(C) thereof) of which the Company is a component member, (ii) each entity (whether or not incorporated) which is under common control with the Company, as such common control is defined in Section 414(c) of the Internal Revenue Code and Regulations issued thereunder, (iii) any organization which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) of which the Company is a member, and (iv) any leasing organization (as defined in Section 414(n) of the Code) to the extent its employees constitute leased employees (within the meaning of Section 414(n)) with respect to the Company; provided, however, for purposes of this Plan the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” each place it appears in Section 1563(a)(1) of the Code.  Said term shall also include each predecessor employer as required by section 414(a) of the Code.

“Sponsor” shall mean Sempra Energy.

“Stock” shall mean the common stock of the Sponsor and any qualifying employer security as defined in Section 407(d)(5) of ERISA and Section 4975(e)(8) of  the Code, any asset held temporarily pending investment in such a qualifying employer security and any security which is reasonably expected to become and which in a reasonable period does become such a qualifying employer security.

“Trust” shall mean the trust which is established to hold and invest contributions made under this agreement.

“Trustee” or “Trustees” shall mean the trustees named above or any successor acting as Trustee under the Trust.

“Year of Service” shall mean (i) each Plan Year in which the Employee completes or previously has completed 1,000 or more Hours of Service, and also (ii) the Plan Year in which the Employee becomes a Participant in cases where the eligibility requirements are satisfied over a period which encompasses more than one Plan Year.

ARTICLE II.
EMPLOYEES ENTITLED TO PARTICIPATE

2.1

Eligibility Requirements.

(a)

Participants as of Date of Closing of Sale.

All Eligible Employees who were Participants on the Date of Closing of the Sale and were employed by the Company on the first day of the calendar month following the closing of the Sale shall continue as Participants.

(b)

Other Employees.

All other present and future Eligible Employees who were employed or shall become employed by the Company shall become eligible to participate in this Plan on the first day that they become eligible to participate in a Company- sponsored KPlan.

(c)

Reemployed Participants.

If a Participant incurs a Break in Employment and subsequently is reemployed, participation in this Plan shall resume on the first day of such reemployment.

(d)

Change of Employment Status.

For purposes of this Section 2.1, any person who becomes an Eligible Employee after employment by a Related Company shall become eligible to participate in this Plan on the first day of the first pay period after such person has both been employed by the Company and has satisfied the eligibility requirements of this Section 2.1, taking such employment with a Related Company into account.  In addition, any Employee who has been excluded from Eligible Employee status who becomes an Eligible Employee after such exclusion shall become eligible to participate in this Plan on the first day of the first pay period after such person has both attained Eligible Employee status and has satisfied the eligibility requirements of this Section 2.1, taking such previous employment with the Company into account.

(e)

Inactive Participants.

Any person for whom an account is maintained under the Plan, but who does not satisfy the current eligibility requirements of this Article II shall be an Inactive Participant.  Inactive Participants shall not be entitled to allocations under Sections 6.6 and 11.10 with respect to any period for which they are Inactive Participants.

ARTICLE III.
PARTICIPATION IN THE PLAN

3.1

Participation.

Employees become Participants in accordance with Section 2.1.  The Committee shall notify each Employee within a reasonable time of the date that the Employee becomes a Participant in this Plan.

3.2

Designation of Beneficiary.

Each Employee who becomes a Participant shall designate in writing the Beneficiary or Beneficiaries whom such Employee desires to receive the benefits under the Company-sponsored KPlan (for which he is then eligible) in the event of his death.  The Beneficiary designation for such KPlan, and the rules and interpretations thereunder in the event of a failure, lapse or other irregularity in the Beneficiary designation shall in all cases be controlling for this Plan.

3.3

Termination or Suspension of Participation.

Participation of a Participant shall commence as of the first day of eligibility as determined under Section 2.1 and shall continue during subsequent employment with the Company or a Related Company and until the date on which the Participant has a Break in Employment.

A person may not withdraw from participation under this Plan except by termination of the Participant’s employment with the Company and all Related Companies.

ARTICLE IV.
CONTRIBUTIONS BY PARTICIPATING EMPLOYEES

4.1

Participants Not Required to Contribute.

The benefits under this Plan arise solely from contributions made by the Companies, and Participants are not required to make any contributions hereunder.  Provided, however that benefits hereunder are contingent upon employee deferrals to a Company-sponsored KPlan, with the exception of benefits resulting from allocations made under Section 6.6(c).

ARTICLE V.
COMPANY CONTRIBUTIONS

5.1

Obligation.

The Companies, subject to their rights under Article X, will make contributions to the Trust for each Fiscal Year in the amounts determined as set forth in Section 5.2.  All payments of contributions shall be made directly to the Trustee and may be made on any date or dates selected by the Companies; provided, however, that the total annual contribution of each Company shall be paid on or before the date on which the federal income tax return of such Company is due, including any extensions of time obtained for the filing thereof.  The Trustee agrees to hold and administer the contributions of the Companies in trust pursuant to the terms of this agreement.

5.2

Company Contributions:

(a)

General Contributions.

Each Plan Year the Companies shall contribute such amounts as the Board of Directors may determine in its sole discretion.

(b)

Limitation.

In no event shall a Company’s contribution for any taxable year exceed an amount equal to fifteen percent (15%) of the Compensation paid by it during the taxable year to all its Participants under this Plan.  If in any Fiscal Year the contribution of the Company is less than fifteen percent (15%) of the total Compensation otherwise paid or accrued to all Participants employed by the Company for such Fiscal Year, the difference between the amount contributed and said fifteen percent (15%) may be carried forward and contributed in succeeding Fiscal Years in order of time; provided, however, in no event shall the amount to be carried forward to a succeeding Fiscal Year exceed fifteen percent (15%) of the total Compensation paid or accrued to all Participants employed by the Company for such succeeding Fiscal Year nor shall contributions in such succeeding Fiscal Year be made which would violate the prohibitions of Section 6.6 hereof.  To the extent that contributions are made to service principal payments on an Exempt Loan, the fifteen percent (15%) limitation of this Section 5.2(c) shall be increased to twenty five percent (25%) plus an amount equal to the contributions used to service interest on such Exempt Loan.

5.3

Exempt Loans.

The Trustees may cause the Trust to enter into one or more Exempt Loans to finance the acquisition of Stock or refinance an existing Exempt Loan.  Notwithstanding anything contained herein to the contrary, proceeds of an Exempt Loan shall be used, within a reasonable time after receipt by the Trust, only for the following purposes:

(a)

to acquire stock;

(b)

to repay principal and interest with respect to the same Exempt Loan; or

(c)

to repay principal and interest with respect to any previous Exempt Loan.

An Exempt Loan shall be repaid only from amounts and the proceeds of such loan, from Company contributions in cash and earnings attributable thereto, from any collateral given for the loan, and from dividends paid on Stock (whether or not allocated to Participants).

Stock acquired by the Plan through an Exempt Loan shall be added to and maintained in the ESOP Suspense Account and shall thereafter be released from the ESOP Suspense Account and allocated to accounts of Participants as provided in Sections 6.5 and 6.6.

ARTICLE VI.
ALLOCATION TO PARTICIPANTS’ ACCOUNTS

6.1

Participant’s ESOP Account.

The Administrative Committee shall establish an ESOP account for each Participant which account shall be credited quarterly with such Participant’s share of Company contributions as allocated to such Participant pursuant to this Article VI.  Such allocated account balance for each Participant shall be transferred to the KPlan in which he participates as provided in Section 6.6(b) and (c).  A transfer made pursuant to this Section 6.1 and Section 6.6 (other than Section 6.6(c)) shall be deemed to satisfy the Employer matching obligation under the KPlan to the extent of the transfer.  The Committee shall notify each Participant that a transfer to the Participant’s KPlan account has been made.

Such notification shall be made no less frequently than annually.  The fact of such allocation and notification shall not vest in any Participant any right, title or interest in the Trust assets, except at  the time or times and upon the terms and conditions herein provided and shall not create any liability against the Companies or the Trustees except to the extent expressly herein provided.

6.2

Forfeitures.

Any amount credited to a Participant’s ESOP account shall be fully vested and nonforfeitable.

6.3

Evaluation of Participants’ Accounts.

Annually, as of each Anniversary Date, and more often as it deems appropriate the Trustee shall revalue the Trust assets, excluding the Companies’ contributions made to the Trustees as of that day and excluding all Stock in the ESOP Suspense Account, so as to reflect any increase or decrease in the market or cash value of all such assets compared with the value of such assets as of the next preceding Anniversary Date.  Any such increase or decrease shall be allocated among accounts of Participants and Inactive Participants in the proportion that the balance of each such account as of the immediately preceding Anniversary Date bears to the total balance of all such accounts as of such immediately preceding Anniversary Date.  The Companies and the Trustees do not in any manner or to any extent whatever warrant, guarantee or represent that the value of a Participant’s account shall at any time equal or exceed the amounts previously contributed thereto by the Companies and shall not be liable or responsible for the inadequacy of the Fund to meet and discharge any or all payments and liabilities under this Plan.

6.4

Companies’ Contributions.

The Companies’ contributions for each Fiscal Year shall be used by the Trustee to make payments of principal and interest on the Exempt Loan(s).

6.5

Release from ESOP Suspense Account.

Stock acquired f or the Trust through an Exempt Loan shall be released from the ESOP Suspense Account when the Exempt Loan is repaid in accordance with the provisions of this Section 6.5.

(a)

For each calendar month until the Exempt Loan is fully repaid, the number of shares of Company Stock released from the ESOP Suspense Account shall equal the number of unreleased shares immediately before such release of the current calendar month multiplied by the “Release Fraction.”  As used herein, the Release Fraction shall be a fraction the numerator of which is the amount of principal and interest paid on the Exempt Loan for such current calendar month and the denominator of which is the sum of the numerator plus the principal and interest to be paid on such Exempt Loan in all future calendar months during the duration of the term of such Exempt Loan (determined without reference to any possible extensions of renewals thereof).  Notwithstanding the foregoing, in the event such Exempt Loan shall be repaid with the proceeds of a subsequent Exempt Loan (the “Substitute Loan”), such repayment shall not operate to release all such Stock in the ESOP Suspense Account, but, rather, such release shall be effected pursuant to the foregoing provisions of this Section 6.5 on the basis of payments of principal and interest on such Substitute Loan.

(b)

If required by any financing or similar agreement, in lieu of applying the provisions of Section 6.5(a) hereof with respect to such Exempt Loan or Substitute Loan, shares shall be released from the ESOP Suspense Account as the principal amount of an Exempt Loan is repaid (and without regard to interest payments), provided the following three conditions are satisfied:

(1)

The Exempt Loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years.

(2)

The interest portion of any payment is disregarded only to the extent it would be treated as interest under standard loan amortization tables.

(3)

If the Exempt Loan is renewed, extended or refinanced, the sum of the expired duration of the Exempt Loan and the renewal, extension or new Exempt Loan period must not exceed ten years.

(c)

It is intended that the provisions of this Section 6.5 shall be applied and construed in a manner consistent with the requirements and provisions of Treasury Regulation 54.4975-7(b)(8), and any successor regulation thereto.  All Stock released from the ESOP Suspense Account during any Plan Year shall be allocated among Participants as prescribed by Sections 6.6 and 11.10.

6.6

Allocation of Shares Released from ESOP Suspense Account.

Shares of Stock released from the ESOP Suspense Account for a calendar month in accordance with Section 6.5 hereof shall be held in the Trust on an unallocated basis until allocated on, or before, the Anniversary Date of that Plan Year.  Except with respect to shares released from the ESOP Suspense Account through use of dividends on shares allocated to Participants, the allocation of such shares among the accounts of Participants shall be made in accordance with the following.

(a)

On or about the last day of each calendar month as well as on or before each Anniversary Date shares shall be allocated to Participants’ ESOP accounts.  The number of shares to be allocated for a calendar month other than a calendar month ending with the Anniversary Date shall be equal to the lesser of (i) the number of shares required for the employer matching contribution for the Company KPlans for such calendar month, and (ii) the number of shares released from the ESOP Suspense Account since any prior allocation.  The number of shares allocated as of the Anniversary Date shall be all shares released but not previously allocated during the Plan Year.

(b)

Shares shall be allocated to a Participant’s ESOP accounts by first determining the number of shares to which the Participant is entitled as an employer matching contribution under the Company sponsored KPlan in which he or she participates from the last allocation date up through the present allocation date.  That number of shares and partial shares shall form the numerator of a fraction, the denominator of which is the total number of shares to which all Participants are entitled to as an employer matching contribution in all Company sponsored KPlans.  That fraction shall be multiplied by the total number of shares to be allocated and the resulting number of shares and partial shares shall be allocated to each Participant’s ESOP account.  Notwithstanding the foregoing, the aggregate number of shares allocated under this Section 6.6(b) shall not exceed the number of shares to which all Participants are entitled as an employer matching contribution under the KPlans.  As of the end of each calendar month, amounts allocated under this Section 6.6(b) to each Participant’s ESOP account shall be transferred to that Participant’s KPlan account.

(c)

In the event that there remain shares to be allocated after allocations under Section 6.6(b) are complete, the excess shall be allocated to each Participant who is an Eligible Participant (as defined below) in the same proportion that his or her Compensation bears to the aggregate Compensation of all Eligible Participants.  “Eligible Participant” shall mean a Participant who (i) is employed by the Company on the Anniversary Date, and (ii) whose terms of employment are not governed by a collective bargaining agreement, unless an applicable collective bargaining agreement removes this condition.  As of the end of each Plan Year, amounts allocated under this Section 6.6(c) to a Participant’s ESOP account shall be transferred to that Participant’s KPlan account.

(d)

The allocation of shares released from the ESOP Suspense Account on account of payment of exempt loans from dividends allocated to Participants’ accounts shall be as provided in Section 11.10.  All Stock in the Trust, other than Stock held in the ESOP Suspense Account as of an Anniversary Date, must be allocated to Participant ESOP accounts as of such date.

6.7

Limitation on Annual Additions.

Notwithstanding anything else contained herein, the Annual Additions, as defined in Appendix A, to the ESOP account of a Participant shall not exceed the lesser of $30,000 (as adjusted for increases in the cost of living as described in Code Section 415(d)) or 25% of the Participant’s Section 415 Compensation from the Company and all Related Companies during the Plan Year, in accordance with the provisions of Appendix A attached hereto.  If, in any Plan Year, no more than one-third of contributions to the Plan are allocated to Participants who are Highly Compensated Employees, the $30,000 limitation (as adjusted) shall be increased by the lesser of $30,000 or the amount of Stock contributed or purchased with cash contributed to the Plan and the above limitations shall not apply to contributions to the Plan which are used to make interest payments under an Exempt Loan.

6.8

Special Limitations on 401(m) Contributions.

With respect to each Plan Year, any Employer matching contributions, as defined in Section 401(m) of the Code, and Employee “after-tax contributions,” as defined in regulations under Section 401(m) of the Code, under the Plan for the Plan Year (hereafter referred to collectively as “401(m) Contributions”) shall not exceed the limitations on such contributions by or on behalf of Highly Compensated Employees under Section 401(m) of the Code, as provided in this Section.  For purposes of this Section 6.8, any allocations made pursuant to Section 6.6(b) shall be treated as 401(m) Contributions.  In the event that 401(m) Contributions under this Plan by or on behalf of Highly Compensated Employees for any Plan Year exceed the limitations of this Section for any reason, such excess 401(m) Contributions and any income allocable thereto shall be disposed of in accordance with Section 6.9.

(a)

401(m) Contributions by and on behalf of Participants for a Plan Year shall satisfy the Average Contribution Percentage test set forth in (i)(A) below or the alternative Average Contribution Percentage test set forth in (i)(B) below, or to the extent required by regulations under Code Section 401(m), shall satisfy the test identified in (ii) below.

(i)

(A) The Average Contribution Percentage for Eligible Employees who are Highly Compensated Employees shall not be more than the Average Contribution Percentage of all other Eligible Employees multiplied by 1.25, or

(B) The excess of the Average Contribution Percentage for Eligible Employees who are Highly Compensated Employees over the Average Contribution Percentage for all other Eligible Employees shall not be more than two (2) percentage points, and the Average Contribution Percentage for the Highly Compensated Employees shall not be more than the Average Contribution Percentage of all other Eligible Employees multiplied by 2.00.

(ii)

The Average Contribution Percentage for Highly Compensated Employees eligible to participate in this Plan and a plan of the Company or a Related Company that satisfies the requirements of Section 401(k) of the Code, including, if applicable, this Plan, shall be reduced to the extent necessary to satisfy the requirements of Treasury Regulations Section 1.401(m)-2 or similar such rule relating to the multiple use of the alternative test described in (i)(B) above.

(b)

For purposes of Sections 6.8, 6.9 and 6.10, the following definitions shall apply:

(i)

“Average Contribution Percentage” means, with respect to a group of Eligible Employees for a Plan Year, the average of the Contribution Percentage, calculated separately for each Eligible Employee in such group.

(ii)

The “Contribution Percentage” means for any Eligible Employee the percentage determined by dividing the sum of 401(m) Contributions under the Plan on behalf of each Eligible Employee for such Plan Year, by such Eligible Employee’s Compensation for such Plan Year in accordance with regulations prescribed by the Secretary of the Treasury under Code Section 401(m).  To the extent determined by the Committee and in accordance with regulations issued by the Secretary of the Treasury under Code Section 401(m)(3), elective deferrals on behalf of an Eligible Employee and any qualified nonelective contributions, within the meaning of Code Section 401(m)(4)(C), on behalf of an Eligible Employee may also be taken into account for purposes of calculating the Contribution Percentage of such Eligible Employee, but shall not otherwise be taken into account.

(iii)

“Compensation” means Compensation determined by the Committee in accordance with Section 414(s) of the Code, including to the extent determined by the Committee, amounts deducted from an Employee’s wages or salary that are not currently includable in the Employee’s gross income by reason of the application of Code Sections 402(e)(3), 125 or 132(f)(4).

(iv)

“Highly Compensated Employee” shall have the meaning ascribed to it in Section 6.10.

(c)

In the event that as of the last day of a Plan Year this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentages of Eligible Employees as if all such plans were a single plan, in accordance with regulations prescribed by the Secretary of the Treasury under Section 401(m) of the Code.

(d)

For the purposes of this Section, the Contribution Percentage for any Eligible Employee who is a Highly Compensated Employee under two or more Code Section 401(a) plans of a Company or a Related Company to the extent required by Code Section 401(m), shall be determined in a manner taking into account the participant after-tax contributions and matching contributions for such Eligible Employee under each of such plans.

(e)

The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(f)

The Committee shall keep or cause to have kept such records as are necessary to demonstrate that the Plan satisfies the requirements of Code Section 401(m) and the regulations thereunder, in accordance with regulations prescribed by the Secretary of the Treasury.

6.9

Provisions for Reduction of Excess 401(m) Contributions by or on Behalf of Highly Compensated Employees.

(a)

The Committee shall determine, as soon as is reasonably possible following the close of the Plan Year, if 401(m) Contributions by or on behalf of Highly Compensated Employees satisfy the Average Contribution Percentage test for such Plan Year.  If, pursuant to the determination by the Committee, 401(m) Contributions by or on behalf of a Highly Compensated Employee must be reduced to enable the Plan to satisfy the Average Contribution Percentage test, then to the extent necessary to eliminate the excess, excess 401(m) Contributions made on behalf of such Highly Compensated Employee (and income, allocable to such excess 401(m) Contributions) shall be distributed (after withholding any applicable income tax on such amounts).  If administratively feasible, excess 401(m) Contributions and income allocable thereto, shall be distributed to Highly Compensated Employees within two and one-half (2½) months following the close of the Plan Year for which the excess Contributions were made, but in any event no later than the end of the first Plan Year following the Plan Year for which the excess Contributions were made, notwithstanding any other provision in this Plan.  A distribution made pursuant to this Section 6.9(a) may be made from this Plan or from the KPlan to which excess 401(m) Contributions have been transferred for the Participant receiving the distribution.  A distribution under this Section 6.9(a) shall be deemed to satisfy the Employer matching obligation under the KPlan to the extent of the distribution.  If it becomes necessary to distribute amounts hereunder in order to satisfy the requirements of Code Section 401(m), distributions first shall be made from the portion of a Participant’s account consisting of Company Stock.

(b)

The Committee shall determine the amount of any excess 401(m) Contributions made by or on behalf of Highly Compensated Employees for a Plan Year on the basis of the respective portions of excess 401(m) Contribution made on behalf of such Highly Compensated Employees.  Excess 401(m) Contributions shall be distributed by reducing the 401(m) Contributions of the Highly Compensated Employee with the highest dollar amount of such 401(m) Contributions and so forth until the Plan satisfies the Average Contribution Percentage test.  For each Highly Compensated Employee, the amount of excess 401(m) Contributions shall be equal to the total 401(m) contributions (plus any amounts treated as matching contributions) made on behalf of such Highly Compensated Employee (determined prior to the application of the foregoing provisions of this subparagraph (b)) minus the amount determined by multiplying the Highly Compensated Employee’s Contribution Percentage (determined after the application of the foregoing provisions of this subparagraph (b)) by his Compensation.

(c)

For purposes of satisfying the Average Contribution Percentage test, income allocable to a Participant’s excess 401(m) Contributions, as determined under (b) above, shall be determined in accordance with any reasonable method used by the Plan for allocating income to Participant Accounts, provided such method does not discriminate in favor of Highly Compensated Employees and is consistently applied to all Participants for all corrective distributions under the Plan for a Plan Year.  Alternatively, the Committee may determine that income on excess 401(m) Contributions shall be calculated in accordance with the method set forth in the KPlan.  The Committee shall not be liable to any Highly Compensated Employee (or his Beneficiary, if applicable) for any losses caused by misestimating the amount of any excess 401(m) Contributions on behalf of a Highly Compensated Employee and the income attributable to such excess.

(d)

To the extent required by regulations under Section 401(m) or 415 of the Code, any 401(m) Contributions in excess of the limitations of Section 6.8 distributed to a Highly Compensated Employee in accordance with the applicable provisions of the KPlan shall be treated as an Annual Addition under Section 6.7 for the Plan Year for which the excess 401(m) Contribution was made, notwithstanding such distribution.

6.10

Highly Compensated Employee

(a)

A Highly Compensated Employee includes highly compensated active employees and highly compensated former employees.

(b)

A highly compensated active employee includes any Employee who performs service for an Employer during the determination year and who, during the look back year: (i) received compensation from the employer in excess of $80,000 (as adjusted pursuant to section 415(d) of the Code) and was a member of the top-paid group for such preceding year; or (ii) who is a 5 percent owner at any time during the look-back year or determination year.

(c)

For this purpose, the determination year shall be the Plan Year.  The look-back year shall be the twelve-month period immediately preceding the determination year.

(d)

A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for an Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee’s 55th birthday.

(e)

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, will be made in accordance with section 414(q) of the Code and the regulations issued thereunder.

ARTICLE VII.
BENEFITS

7.1

Vesting of Interests.

The interests of each Participant in the Participant’s ESOP account shall at all times be fully vested and non-forfeitable.

7.2

Distribution of Benefits.

The benefit distributable to a Participant from the Participant’s ESOP account upon termination of participation shall be the equivalent of the shares credited to the Participant’s ESOP account as of the date on which the distribution is to occur.  Generally, the timing of the transfer of ESOP account balances to KPlans will be such that, all distributions shall be made from the respective KPlans rather than this Plan.  Payment of such benefit shall occur, notwithstanding anything to the contrary contained herein, no later than 60 days following the close of the later of the Plan Year in which the Participant attains age 65 or the Plan Year in which the Participant has a Break in Employment (unless the Participant or Beneficiary elect otherwise or unless the amount of the Participant’s benefit has not been calculated by that date or the Participant cannot be located, in which case distribution shall occur no later than 60 days after the payment can be calculated or the Participant located).

When a Participant ceases to participate, the Participant or the Participant’s Beneficiary shall have the right to demand whether from this Plan or from the Participant’s KPlan; by delivery to the Company of an election within ten days after an election form has been delivered, that the benefit be distributed in whole shares of Stock with cash distributed in lieu of any fractional share based on the value of the Stock on the Settlement Date as defined in the KPlan.  Subject to the condition in the judgment of the Committee that cash in the trust is available, if no such election is made within such period, the benefit distributable to a Participant or Beneficiary shall be made solely in cash and distributed in a single lump sum.  If cash is not available, the distribution shall be made in a single distribution in whole shares of Stock with cash distributed in lieu of any fractional share based on the value of the Stock on the Settlement Date as defined in the KPlan.  If the nonforfeitable balance in the Participant’s ESOP account at the time participation ceases exceeds $5,000, distribution shall be made upon a Break in Employment only if the Participant consents to a distribution of the nonforfeitable balance of the Participant’s ESOP account in writing.  If the Participant does not so consent (unless Treasury regulations otherwise provide and the Committee adopt different rules), the distribution of the amounts payable shall be delayed until after the end of the Plan Year in which occurs the Participant’s death or the attainment of age 65.  If the nonforfeitable balance in the Participant’s ESOP account at the time participation ceases is $5,000 or less, distribution shall be made whether or not the consent of the Participant is obtained.

Any Inactive Participant who attains age 65 may elect to withdraw 100%, and not less than 100%, of the portion of such individual’s ESOP account which is attributable to benefits accrued under the Plan prior to the date of the closing of the Sale.  Such election shall be in a form prescribed by the Committee and may be made at any time.  Such individual’s ESOP account shall be valued for purposes of Section 6.3 as of the date the individual’s fully completed election is acknowledged as received by the Committee or its delegate.  Distribution of benefits from the ESOP account shall be accomplished as soon as practicable after receipt of such election.  The in-service distribution right described in this paragraph shall be applicable only with respect to benefits accrued under the Plan as of the date of closing of the Sale.

Distribution of a Participant’s benefit as set forth above shall be full payment in satisfaction of any obligation of the Companies or Trustees hereunder.

Notwithstanding anything to the contrary contained herein, distribution under the Plan shall comply with Section 401(a)(9) of the Code and regulations promulgated thereunder.  Accordingly, unless otherwise permitted by law, the entire interest of each Participant shall be distributed, by April 1 of the calendar year following the later of (i) calendar year in which the Participant reaches age 70½, or (ii) for any Participant who is not a five percent owner of the Company (as defined in Code Section 416) at any time during the Plan Year ending with or within the calendar year in which the Participant retires.  Each Participant who is a five percent owner for the Plan Year ending in the calendar year in which such Participant attains age 70½, shall have his or her ESOP accounts distributed by April 1 following the calendar year in which such Participant attains age 70½.  Distribution shall be made over a period not greater than the life of such Participant (or over the lives of the Participant and the Participant’s Beneficiary) or over a period not extending beyond the life expectancy of the Participant (or over a period not extending beyond the life expectancy of the Participant and the Participant’s Beneficiary).  If a distribution has begun in accordance with the preceding sentence and the Participant dies before the entire interest has been distributed to the Participant, the remaining portion of the Participant’s interest shall be distributed at least as rapidly as under the method of distribution being used under the preceding sentence as of the date of death.  If a Participant dies before the distribution of the Participant’s interest has begun, the entire interest shall be distributed within five years after the date of death unless the requirements of one of the two following exceptions are satisfied:

(a)

The Participant’s interest will be distributed to a Beneficiary over the life of such Beneficiary or over a period not extending beyond the life expectancy of such Beneficiary and the distributions begin not later than one year following the date of the Participant’s death (or such later date as permitted by law), or

(b)

the Participant’s interest will be distributed to or for the benefit of the Participant’s surviving spouse over the life expectancy of such surviving spouse or over a period not extending beyond the life expectancy of such surviving spouse and the distributions begin no later than the date on which the Participant would have attained age 70½ (if the surviving spouse dies before such distributions begin, this second exception shall be applied as if the surviving spouse were the Participant).  For purposes of this paragraph and to the extent permitted by law, any amount paid to a Participant’s child shall be treated as if it had been paid to the Participant’s surviving spouse if such amount will become payable to the surviving spouse upon such child reaching majority (or other designated event permitted by law).

Subject to the foregoing, benefits payable upon the death of a Participant shall be transferred to the KPlan in which the Participant participates and shall be distributed from the KPlan in accordance with the provisions of the KPlan.

7.3

Inability to Locate Participant.

If a distribution to a Participant or Beneficiary is not made within three years after such distribution would otherwise be payable because such Participant or Beneficiary cannot be located, the Committee shall direct the Trustee to forfeit such amount to the Participants KPlan.   The forfeited amount shall be reallocated (as of the Anniversary Date coincident with or next succeeding the expiration of the aforesaid time limit) to the KPlan participants in accordance with such KPlan.  If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such account shall be reinstated under the terms of such KPlan.

7.4

Diversification.

A Participant may elect, within 90 days after the close of the first Plan Year after the Plan Year when the Participant becomes a Qualified Participant and within 90 days of the close of each of the four succeeding Plan Years, to direct the investment of 25% of the total value of such Participant’s ESOP account (to the extent such value is not subject to a prior election pursuant to this Section 7.5).  Such a Qualified Participant may also elect, within 90 days after the close of the Plan Year within which the last such election is offered, to direct the investment of 50% of the total value of the Participant’s ESOP account, to the extent such value is not subject to a prior election pursuant to this Section 7.5.  The determination of the value subject to Participant investment direction pursuant to this Section 7.5 shall be based on the value of the Participant’s ESOP account on the Anniversary Date preceding any election.  For purposes of this Section 7.51 a “Qualified Participant” shall mean an individual who (a) has completed at least ten years of participation under this Plan after addition of the ESOP Feature on September 1, 1984 and (b) has attained age 55.

An individual who is a “Qualified Participant” hereunder shall have with respect to any share of Stock transferred to a KPlan under Section 6.6, such rights as such participant would have had under Code Section 401(a) (28) had such share of Stock remained in this Plan.

ARTICLE VIII.
RIGHTS AND DUTIES OF TRUSTEES

8.1

Investments.

The assets of the Trust (except for those assets the investment of which is directed by Participants under section 7.5) shall be invested exclusively in Stock except for the purposes of making Plan distributions to Participants or paying Plan administrative expenses, or pending the investment of contributions or other cash receipts in Stock, or pending repayment of an Exempt Loan.  Notwithstanding anything contained in this agreement to the contrary, funds received by the Trust for the purpose of the payment of an Exempt Loan may be invested in any and all reasonable cash equivalent money market investments, including but not limited to, certificates of deposit, Eurodollar time deposits, commercial paper, money market funds, and specifically including investment in U.S. Trust Market Rate Accounts.

The Trustee shall have the authority and power to:

(a)

sell, transfer, mortgage, pledge, lease or otherwise dispose of, or grant options with respect to any Trust assets at public or private sale;

(b)

borrow from any lender (including the Sponsor or any shareholder of the Sponsor) pursuant to an Exempt Loan, as defined in the Plan, to acquire Stock as authorized by this Agreement, to enter into lending agreements upon any terms (including reasonable interest and security for the loan) as may be appropriate or necessary; provided, that where required by Section 4975(e)(7) of the Code and regulations thereunder, any collateral given by the Trustees shall be limited to Stock acquired with the proceeds of such loan, and any loan incurred by the Trust for the acquisition of Stock shall be repaid by the Trustees only from contributions to the Trust by the Companies and earnings thereon, dividends on Stock acquired with borrowed funds, the proceeds of other such loans, and earnings upon any collateral given for the loan;

(c)

vote any stocks, including Stock in accordance with Section 8.1(n) of the Plan (and subject to Article XII hereof), bonds or other securities held in the Trust, or otherwise consent to or request any action on the part of the issuer in person or by proxy;

(d)

purchase or offer to purchase any security including Stock from any individual or entity either on an established market or directly from such individual or entity, without regard to any prevailing market price;

(e)

give general or specific proxies or powers of attorney with or without powers of substitution;

(f)

participate in reorganizations, recapitalizations, consolidations, mergers, liquidations and similar transactions with respect to Stock or any other securities, or any entity in which assets of the Trust are invested;

(g)

deposit such Stock or other securities in any voting trust, or with any protective or like committee, or with a trustee or with depositories designated thereby;

(h)

exercise any options, subscription rights and conversion privileges;

(i)

sue, defend, compromise, arbitrate or settle any suit or legal proceeding or any claim due them or on which they are liable;

(j)

contract or otherwise enter into transactions between themselves as Trustees and the Sponsor, its subsidiaries and affiliates, or any Sponsor shareholders, for the acquisition or sale of Stock;

(k)

perform all acts which the Trustees shall deem necessary or appropriate and exercise any and all powers and authority of the Trustees under this Agreement;

(l)

exercise any of the powers of an owner, with respect to such Stock and other securities or other property compromising the Trust assets;

(m)

form or incorporate and own or maintain any entity including but not limited to a partnership, corporation or trust;

(n)

vote any Stock only in accordance with the following provision:

(i)

As of the record date immediately preceding the meeting there shall be no allocated shares which have not been transferred to a KPlan.

(ii)

The Trustee shall vote all unallocated shares of Stock in accordance with instructions received from the Committee which shall be the named Fiduciary for the purpose of voting such shares.

(iii)

Any materials prepared by parties other than the Sponsor with respect to any contested matter concerning any meeting or submission of consent forms shall be mailed directly to the Participants by the Trustee upon payment in advance by such parties of all reasonable expenses of Trustee in connection therewith; and

(iv)

The Trustee shall adopt such procedures as shall best implement and carry out the foregoing provisions of this subparagraph (n);

(v)

Participants shall retain such voting rights as is required by Code Section 409(e) with respect to allocated shares transferred from this Plan to a KPlan.

(o)

generally do all such acts, execute all such instruments, take all such proceedings, and exercise all such rights and privileges with relation to property constituting reasonable expenses of Trustee in connection therewith; and

(vii)

The Trustee shall adopt such procedures as shall best implement and carry out the foregoing provisions of this subparagraph (n);

(p)

generally do all such acts, execute all such instruments, take all such proceedings, and exercise all such rights and privileges with relation to property constituting the assets of the Trust as if the Trustee was the absolute owner thereof; subject to the foregoing.

The Trust shall be held, administered, invested and reinvested in the manner provided herein as a single fund, without distinction between principal and income, and the Trustee shall not be required to segregate or invest separately any share of any Participant in the Trust.  In addition to the powers provided above, the Trustee may borrow or lend money, encumber the Trust or any of its property, and obligate the Trust for repayment, upon such terms and conditions as the Trustee may determine, except the Trustee shall not either directly or indirectly borrow from, lend to, or encumber the Trust or any of its properties in a manner which would constitute a prohibited transaction under, Section 4975 of the Code.

8.2

Collection of Principal and Income.

The Trustee shall collect the principal and income of the Trust as the same shall become due and payable and may give binding receipt therefor.  If at any time there shall be a default in the payment of such principal or income, or any controversy shall arise with respect to obligations or liabilities due to or from the Trustee, including any claim that may be asserted for taxes, the Trustee shall take such action as it deems advisable, whether by legal proceedings, compromise or otherwise.  The Trustee shall be under no obligation to take any legal action of whatever nature, unless there shall be sufficient property in the Trust to save harmless the Trustee with respect to any expenses or losses to which it may be subject through taking such action.

8.3

Joinder of Parties.

Except as otherwise provided by law, in any action or other judicial proceedings affecting the Trust it shall be necessary to join as parties only the Trustee and the companies and no Participants or other persons having an interest in the Trust assets shall be entitled to any notice or service of process.

8.4

Employment of Counsel.

The Trustee may consult with legal counsel (who may be counsel for the Companies) with respect to the construction of this agreement or their duties hereunder, or with respect to any legal proceedings or any question of law, and shall be fully protected with respect to any action taken or omitted by them in good faith pursuant to the advice of such counsel.

8.5

Records.

The Trustee shall keep a full record of the administration of the Trust which the Companies, or their representatives, including independent accountants selected by them, shall have the right to examine at any time during the Trustee’s regular business hours.  The Companies shall cause an audit to be performed of such records at the close of each fiscal year by independent accountants selected by them.  Failure by the Companies to disapprove within sixty (60) days after receipt of the audit report shall be considered an approval.  The approval by the Companies of any report of audit shall be binding as to all matters embraced in the report on all parties to this agreement and on all Participants, to the same extent as if the account of the Trustee had been settled by judgment or decree of a court of competent jurisdiction in which the Trustee, the Companies and all persons having or claiming any interest in the Trust were parties; provided, however, that nothing herein contained shall deprive the Trustee of power to have its account judicially settled if so desired.  The Companies shall not be liable to any person or Participant for approving, disapproving, or failure to approve any audit report.

8.6

Notices. Directions and Mailing Addresses.

All notices, orders, requests, instructions and directions of the Committee to the Trustee shall be in writing signed by any one of its members and all such communications of the Company to the Trustee shall be in writing signed by an officer of the Company; provided, however, that the Trustee may, in its discretion, accept oral orders, requests and instructions subject to confirmation in writing.  The Trustee shall act and shall be fully indemnified and saved harmless by the Company pursuant to Section 8.7 of this Agreement in acting in reliance upon and in accordance with such notices, orders, requests, instructions and directions, and shall have no duty to see to the application of any funds paid in accordance therewith.  The Company by any one of its officers will certify to the Trustee the appointment and termination of office of members of the Committee and specimen signatures of members of the Committee and the Trustee shall not be charged with knowledge thereof until it receives such notice.  The committee will certify to the Trustee the names and specimen signatures of the Committee’s chairman and secretary and any persons authorized to act for it in relation to the Trustee.

The Trustee shall not be required to determine, or make any investigation to determine the identity or mailing address of any person entitled to benefits under the Plan, and shall have discharged its obligation in that respect when they shall have sent checks and other papers by ordinary first class mail to such persons and addresses as may be furnished them by the Committee. The Trustee shall recognize only instructions given them by the Committee and shall have the right to act thereon without notice to any Participant, and without considering the rights of any Participant under the terms of this agreement which may result directly or indirectly from said Participant’s interest in the Trust.

8.7

Compensation and Indemnity.

The Trustee shall receive such fees and compensation as agreed upon from time to time by the Sponsor and the Trustee.  Any and all expenses and liabilities of whatever nature of the Trustee in its administration of the Trust may be charged to the Trust assets.  In the event of a Tender Offer (as defined in Section 12.1) or contested solicitation of proxies or consents as described in Article XII or Section 8.3(n) hereof, the Sponsor shall pay all reasonable expenses of the Trustee applicable to transmitting Sponsor materials with respect to such Tender Offer or any such contested matter.  Except to the extent prohibited by law, the Sponsor shall indemnify the Trustee against, and agrees to hold the Trustee harmless from, all liabilities and claims (including reasonable attorney’s fees and expenses in defending against such liabilities and claims) against the Trustee which may result from the Trustee acting under the Trust, unless such liability or expense results from negligent, reckless or willful acts of commission or omission by the Trustee, or from any breach of fiduciary responsibility by a fiduciary other than the Trustee unless the Trustee participates knowingly in such breach, has actual knowledge of such breach and fails to take reasonable remedial action to remedy such breach or, through his or her negligence in performing his or her own specific fiduciary responsibilities, has enabled such other fiduciary to commit a breach of the latter’s fiduciary responsibilities.  The Trustee shall be entitled to collect on the Sponsor’s indemnity under this Section only from the Sponsor and shall not be entitled to payment directly or indirectly from Trust assets.

8.8

Duty of Care.

The Trustee shall discharge its fiduciary responsibilities solely in the interest of the Participants and Beneficiaries of the Plan for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent Trustee acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims and in accordance with the documents and instruments governing this Plan and Trust, but without any duty to diversify the investments of the Plan so long as the Plan acquires and holds Stock as provided by this Plan.  The Trustee shall not maintain the indicia of ownership of any Trust assets outside the jurisdiction of the district courts of the United States.

It is the intent of the Trustee under this Plan and Trust that the Trustee shall be solely responsible for its own acts or omissions.  Except to the extent imposed by Section 405(a) of ERISA or otherwise by ERISA or the Code, no Fiduciary shall have the duty to question whether any other Fiduciary is fulfilling any or all of the responsibilities imposed upon such other Fiduciary by ERISA or by any Regulations or Rulings issued thereunder.  No Fiduciary shall have any liability for a breach of fiduciary responsibility of another Fiduciary with respect to this Plan and Trust unless the Trustee knowingly participates in such breach and fails to take reasonable remedial action to remedy said breach or, through concealment or the Trustee’s negligence in performing his or her own specific fiduciary responsibilities, has enabled such other Fiduciary to commit a breach of the latter’s fiduciary responsibilities.

8.9

Third Persons.

A third party dealing with the Trustee shall not be required to make any inquiry whether the Companies have instructed the Trustee, or the Trustee is otherwise authorized, to take or omit any action, or to follow the application by the Trustee of any money or property which may be paid or delivered to the Trustee.

8.10

Taxes.

If the whole or any part of the Trust assets, or the proceeds thereof, shall become liable for the payment of any estate, inheritance, income or other tax, charge or assessment which the Trustee shall be required to pay, the Trustee shall have full power and authority to pay such tax, charge or assessment out of any money or other property in its hands for the account of the Participant whose interest hereunder is so liable; provided, however, in no event shall any excise taxes imposed on any party in interest or disqualified person for engaging in a prohibited transaction be paid from the Trust.  In connection with such payment, the Trustee may require such releases or other documents from any lawful taxing authority as it shall deem necessary.

8.11

Procedure for Establishing Funding Policy – Transmittal of Information.

The Plan is to be funded through Company contributions and earnings on such contributions; and benefits shall be paid to Participants and Beneficiaries as provided in the Plan.  The Trustee shall have no duty to determine that the contributions comply with the provisions of this Plan or that the assets of the Trust are adequate to provide any benefit payable pursuant to the Plan.  The Trustee need not inquire into the source of any cash or property transferred to it nor into the authority or right of the transfer or of such cash or property to transfer such assets of the Trustee.  The Board of Directors of the Company shall determine investment policies from time to time that are consistent with the objectives of the Plan.  To enable the Committee to perform its functions, the Companies shall supply full and timely information to the Committee on all matters relating to Employees and Participants as the Committee may require, and shall maintain such other records as the Committee may determine are necessary in order to determine the benefits due or which may become due to Participants or their Beneficiaries under the Plan.

8.12

Reports.

The Trustee shall submit to the Companies such interim valuations, reports or other information as they may reasonably require.  Within one hundred and eighty (180) days following (a) the close of each Fiscal Year or (b) the effective date of the removal or resignation of the Trustee, the Trustee shall file with the Company (1) a written account setting forth transactions effected by it subsequent to the end of the period covered by its last previous annual account, and listing the assets of the Trust, showing carry and market values of such assets, at the close of the period covered by such account; and (2) such information which is within the control of the Trustee as shall be necessary to fully inform the Companies of the discharge by the Trustee or its delegates of responsibilities with respect to this Plan and Trust and under Title I of ERISA.

ARTICLE IX.
RESIGNATION AND REMOVAL OF TRUSTEE

9.1

Procedure.

Any Trustee may resign at any time upon delivering to the Companies a written notice of resignation, to take effect not less than thirty (30) days after the delivery thereof, unless such notice shall be waived.

Any Trustee appointed hereafter may be removed by resolution of the Board of Directors of the Company and by delivery of a certified copy of such resolution to the Trustee, together with written notice of removal, to take effect at a date specified therein, which shall not be less than thirty (30) days after delivery of such notice to the Trustee, unless such notice shall be waived.

In case of the resignation or removal of a Trustee, the Trustee shall have the right to a settlement of the Trustee’s account, which may be made, at the option of the Trustee, either (a) by a judicial settlement in an action instituted by the Trustee in a court of competent jurisdiction, or (b) by agreement of settlement between the Trustee, the successor Trustee and the Companies.

Upon such settlement, all right, title and interest of such Trustee in the assets of the Trust and all rights and privileges under this agreement theretofore vested in such Trustee shall automatically and without the execution of any instrument in writing, vest in the successor Trustee and thereupon all future liability of such Trustee shall terminate; provided, however, that the Companies in their discretion may require the execution of such documents and written instruments as are deemed necessary to cause such vesting in the successor Trustee.

Upon receipt of or giving notice of the resignation or removal of a Trustee, the Board of Directors shall by resolution forthwith appoint a successor Trustee.  Any successor Trustee so appointed may qualify as such by executing, acknowledging and delivering to the Board of Directors of the Company an instrument accepting such appointment and upon delivery such successor, without further act, shall become vested with all the right, title, interest, power, discretion and duties of the predecessor Trustee with like effect as if originally named as Trustee herein.  In the event that no Trustee remains and no successor Trustee is appointed pursuant to this Section 9.1, the Company shall either terminate this Plan and Trust in accordance with the provisions hereof, or shall cause the Trust assets to be distributed to another trust qualifying under the application provisions of Sections 401 and 501 of the Code.

ARTICLE X.
AMENDMENT AND TERMINATION

10.1

Amendments.

The Sponsor shall have the right to amend this Trust from time to time by resolution of its Board of Directors and to amend or cancel any amendments.  Any amendment shall be stated in an instrument in writing, executed in the same manner as this Plan, and this agreement shall be deemed to have been amended in the manner and at the time therein set forth, and all Companies and Participants shall be bound thereby; provided, however:

(a)

No amendment shall be effective which shall attempt to cause any of the assets of the Trust to be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries, except that such changes, if any, as may be required to permit the Plan to meet the requirements of the Code, or of the corresponding provisions of any subsequent revenue law, or of ERISA may be made to assure the deductibility for tax purposes of any contributions;

(b)

No amendment shall have any retroactive effects so as to deprive any Participant or Beneficiary of any benefit already accrued, except that such changes, if any, as may be required to permit the Plan to meet the requirements of the Code, or of the corresponding provisions of any subsequent revenue law, or of ERISA may be made to assure the deductibility for tax purposes of any contributions;

(c)

No amendment shall create or effect any discrimination in favor of Participants who are officers, shareholders, persons whose principal duties consist of supervising the work of other employees, or highly compensated employees; and

(d)

No amendment shall increase the duties or liabilities of the Trustee without their written consent.

10.2

Discontinuance of Plan.

(a)

It is the expectation of the Companies that they will continue this Plan and the payment of contributions hereunder indefinitely, and this Trust is irrevocable, but continuance of the Plan is not assumed as a contractual obligation of the Companies, and the right is reserved by the Companies at any time to reduce, completely suspend, or completely discontinue contributions hereunder.  In the event of such complete or partial suspension or complete or partial discontinuance of contributions, any Participant whose participation is terminated during the period of such complete or partial suspension or complete or partial discontinuance shall have a vested interest in the Participant’s ESOP account to the extent of one hundred percent (100%)

(b)

The Sponsor may, by resolution of its Board of Directors, terminate this Plan completely or with respect to any Company at any time upon fifteen (15) days written notice to the Trustee.  Upon such complete or partial termination of the Plan the entire interest of each affected Participant in the Participant’s ESOP account shall vest to the extent of one hundred percent (100%) immediately.

(c)

The Committee, in its discretion, shall direct the Trustee to distribute account balances of all affected Participants in Stock, with cash for fractional shares, or alternatively, to liquidate part or all of the assets remaining in the Trust and, after deducting estimated expenses for liquidation and distribution, to make the allocations required under Article VI, where applicable, with the same effect as though the date of completion of liquidation of the Plan was an Anniversary Date of the Plan.  Following appropriate allocations, the Committee shall direct the Trustee to distribute benefits.   Such direction shall be in accordance with Section 7.2 and, where appropriate, section 403 (d) (1) of ERISA and regulations of the Secretary of Labor thereunder as may affect allocation of assets upon termination of the Plan.  Notwithstanding the foregoing, the provisions of this Section 10.2(c) shall be applicable only with respect to benefits accrued under the Plan as of the date of closing of the Sale.

(d)

The Committee shall direct the Trustee to allocate to the ESOP accounts of Participants all Stock released from the ESOP Suspense Account for the period preceding the date of Plan termination to the extent Company contributions have been applied to repay an Exempt Loan or Loans in accordance with Section 6.5, subject to the limitations of Article VI, as though the date of Plan termination were an Anniversary Date.  Such allocated account balance for each Participant shall be transferred to the KPlan in which he participates as provided in Sections 6.6(b) and (c).  Next, the Committee shall direct the Trustee to sell that number of shares of Stock held in the ESOP Suspense Account that will generate proceeds sufficient to repay entirely all principal and interest on any outstanding Exempt Loans.  The proceeds of such sale shall be used to repay such loans.

10.3

No Discontinuance of Trust for Failure to Contribute.

A failure of the Companies to contribute to the Trust in any year when no contribution is required under Article V shall not operate to discontinue completely this Trust.

10.4

Merger or Consolidation.

Notwithstanding any other provision of this Plan, this Plan shall not be merged or consolidated with, nor shall its assets or liabilities be transferred to, any other plan unless the following condition is satisfied.  This condition requires that each Participant receive benefits on a termination basis from the Plan immediately after the merger, consolidation, or transfer which are equal to or greater than the benefits the Participant would receive on a termination basis immediately before the merger, consolidation, or transfer.  For this purpose, “benefits on a termination basis” shall not include any portion of the ESOP Suspense Account.  Where the foregoing condition is satisfied, this Plan and Trust may be merged or consolidate with another qualified plan and trust.  In the event this Plan is merged or consolidated with, or its assets are transferred to, any other plan and the foregoing condition finally is determined not to be satisfied, then the Committee shall take whatever measures are necessary to ensure the continued qualification of the Plan.  If the Company merges or consolidates with or into, or transfers all or substantially all of its assets to, a successor, this Plan shall terminate unless the successor adopts this Plan within one hundred eighty (180) days following such merger, consolidation or transfer.

ARTICLE XI.
MISCELLANEOUS

11.1

Contributions Not Recoverable.

Except where contributions are required to be returned to the Company by the provisions of this Plan as permitted or required by ERISA or the Code, it shall be impossible for any part of the principal or income to be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries.  Notwithstanding the foregoing or any other provision of this Plan or Trust, contributions may be returned to the Company within one year after such contribution is made where such contributions are made by a mistake of fact, or, to the extent a deduction is disallowed under Section 404 of the Code, contributions may be returned to the Company within one year following such disallowance where the contribution is conditioned upon the deductibility of such contribution, or as permitted or required by ERISA or the Code, where such return is necessary to avoid the limitation of benefits imposed by Section 415 of the Code.

11.2

Limitation on Participants’ Rights.

Participation in this Trust shall not give any Employee the right to be retained in a Company’s employ, or any right or interest in this Trust other than as herein provided.  The Companies reserve the right to dismiss any Employee without any liability for any claim either against the Trust, except to the extent provided for herein, or against the Companies.  All benefits payable hereunder shall be provided solely from the Trust except as required by ERISA, and the Companies assume no responsibility for the acts of the Trustee.  A Participant shall have no recourse towards satisfaction of benefits under this Plan or Trust other than from the Trust assets.

11.3

Receipt and Release.

Any payment to any Participant or the Participant’s legal representative or Beneficiary, in accordance with the provisions of this agreement, shall, to the extent thereof, be in full satisfaction of all claims against the Trustee and the Companies, any of whom may require such Participant, legal representative or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee or the Companies, as the case may be.

11.4

Non-Assignability.

None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditors and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any legal creditor of any Participant, nor shall any such Participant have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which such Participant may expect to receive, contingently or otherwise, under this agreement.  Notwithstanding the foregoing, the right to a benefit payable with respect to a Participant pursuant to a “qualified domestic relations order” (within the meaning of Code Section 414(p)) may be created, assigned or recognized.  The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.  In the event a qualified domestic relations order exists with respect to a benefit payable under the Plan, the benefits otherwise payable to a Participant or Beneficiary shall be payable to the alternate payee specified in the qualified domestic relations order.  Notwithstanding the foregoing or any other provision of the Plan to the contrary, upon receipt by the Committee of a judgment, order, decree or settlement agreement which expressly provides for an offset against all or part of an amount ordered or required to be paid to the Plan against a Participant’s ESOP account under the Plan, such Participant’s ESOP account shall be reduced or offset by the amount specified in such judgment, order, decree or settlement agreement and such amount shall promptly be paid to the Plan; provided, however, such judgment, order, decree or settlement agreement must arise from:

(a)

a judgment of conviction for a crime involving the Plan,

(b)

a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of ERISA, or

(c)

a settlement agreement between the Secretary of Labor or the Pension Benefit Guaranty Corporation and the Participant in connection with a violation (or alleged violation) of Part 4 of ERISA by a fiduciary or any other person.

A Participant’s ESOP account may also be subject to and used to satisfy (1) a lien as the result of a loan under a KPlan; (2) the enforcement of a federal tax levy made pursuant to Code Section 6331; or (3) the collection by the United States on a judgment resulting from an unpaid tax assessment.

11.5

Governing Law.

This Plan and Trust shall be construed, administered, and governed in all respects under applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of California; provided, however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with this Plan being an employees’ plan within the meaning of Section 401 of the Code.  If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

11.6

Headings No Part of Agreement.

Headings and subheadings in this agreement are inserted for convenience of reference only and are not to be considered in construction of the provisions hereof.

11.7

Instrument in Counterparts.

This agreement has been executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

11.8

Successors and Assigns.

This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

11.9

Masculine Gender includes Feminine and Neuter.

As used herein, the masculine gender shall include the feminine and neuter genders.

11.10

Dividends.

Cash dividends on shares of Stock allocated to Participants’ accounts may be paid currently to Participants, as determined by the Sponsor, in its sole discretion.  Such dividends shall be paid in cash directly by the Sponsor, or, if so directed by the Committee, may be distributed by the Trustee after receipt from the Sponsor within 90 days after the end of the Plan Year of receipt by the Trustee.  Cash dividends on shares of Stock allocated to Participants’ accounts may, as determined by the Sponsor in its sole discretion, be used in whole or in part, consistent with Section 404(k) of the Code to make payments on an Exempt Loan.  The Sponsor may determine that such dividends may be applied for any Plan Year up to the time when such dividends are finally allocated to accounts of Participants as of any Anniversary Date.  Such dividends may not be used for payment of an Exempt Loan unless shares of Stock released for the benefit of Participants who would have otherwise been credited with the value of such dividends have a fair market value not less than the amount of such dividends which would have been allocated for the benefit of the Participant for the Plan Year as to which such dividends would have otherwise been allocated for such Participant’s benefit.  Under Section 6.6, the value of Stock released pursuant to this Section 11.10 shall be allocated to Participants in the same proportion that the value of dividends used for payment of the Exempt Loan would have been allocated for the benefit of such Participants.

If, applying the general rules of Section 6.6, use of cash dividends on shares of Stock allocated to Participant’s accounts for payment of an Exempt Loan would not release Stock having a fair market value at least equal to the value of dividends so used, the following shall apply:

(a)

From the total of Stock released from the ESOP suspense account by virtue of payment from all dividends of an Exempt Loan, there shall first be allocated to the accounts of Participants from which dividends were used to pay the Exempt Loan, an amount of Stock equal in fair market value to such dividends utilized; and

(b)

The remainder of Stock released through use of such dividends shall be allocated as provided under Section 6.6 in the same manner as Stock released through employer contributions used to pay the Exempt Loan.

11.11

Correction of Administrative Error; Special Contribution

Notwithstanding any other provision of the Plan to the contrary, the Committee shall take any and all appropriate actions to correct errors in the administration of the Plan, including, without limitation, errors in the allocation of contributions, forfeitures, and income, expenses, gains and losses to the ESOP accounts of the Participants or Beneficiaries under the Plan.  Such corrective actions may include debiting or crediting a Participant’s or Beneficiary’s Accounts or allocating special contributions made by the Company to the Plan for purposes of correcting any failure to make contributions on a timely basis or properly allocate contributions, forfeitures, or income, expenses, gains and losses.  The Committee shall determine the amount of any such special contributions required to be made by the Company, which may be made in such approximate amounts as the Committee, acting in its sole discretion, shall determine.  In no event shall any corrective action taken by the Committee under this Section reduce any Participant’s or Beneficiary’s accrued benefit in violation of Section 411(d)(6) of the Code and the Treasury regulations thereunder.

11.12

Uniformed Services Employment and Reemployment Rights Act of 1994

Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

ARTICLE XII.
TENDER OFFERS

12.1

Application.

In the event of any transaction which is evidenced by the filing of a Statement on Schedule 14D-l with the Securities and Exchange Commission or in the event of any other similar transaction (a “Tender Offer”), then, notwithstanding any  provision of the Plan and Trust agreement to the contrary, the following provisions of this Article XII shall apply.

12.2

Special Provisions.

In the event of a Tender Offer, the trustee for each KPlan shall seek confidential written instructions from each Participant as to whether the Stock allocated to the Participant’s KPlan account should be tendered.  At or prior to the time the KPlan trustee seeks such instructions, such trustee shall distribute to each such Participant copies of the material received by the trustee or filed with the Securities and Exchange Commission in connection with such offer.  Sponsor materials shall be distributed at Sponsor expense.  Any materials prepared by the parties other than the Sponsor shall be distributed by the Trustee only if such parties agree to pay reasonable expenses in connection therewith.  The Trustee shall have the power to demand that payment for such distributions of materials be made in advance.

If a Participant does not submit instructions to the KPlan trustee, the Participant shall be deemed to have given the trustee instruction not to tender shares credited to such Participant’s account.  Any unallocated Stock in this Plan shall be tendered or not tendered by the Trustee in the same proportion as stock allocated to Participants’ KPlan accounts from this Plan is tendered or not tendered, unless the Tender Offer is an issuer tender offer by the Company, in which case any unallocated Stock in this Plan shall not be tendered by the Trustee.

In the event that the above method for determining whether or not to tender Company Stock is challenged by judicial action, and in the event such method is deemed invalid, then the Committee shall assume full fiduciary responsibility for determining whether or not to tender Company Stock.

In exercising such fiduciary discretion, the Committee may consult with, or retain, outside experts to evaluate the tender offer, and to evaluate the prospects for the company in the event the tender offer is successful or unsuccessful.  The Committee may also consider the preference of Participants as evidenced by their decision to tender or not tender the shares allocated to them in the KPlans.

The Trustee shall take all steps necessary, including appointment of a corporate trustee and/or an outside independent administrator to the extent such action, after consultation with the Sponsor, is found necessary to maintain confidentiality of Participant responses and/or to adequately discharge its obligations as Fiduciary under this Plan and Trust agreement.

ARTICLE XIII.
TOP-HEAVY PROVISIONS

13.1

General.

This Article shall be interpreted in accordance with Section 416 of the Code and the regulations thereunder.  Regardless of how the terms defined in this Article are otherwise defined in the Plan, the definitions in this Article shall govern for the purposes of this Article.

13.2

Definitions.

(a)

The “Benefit Amount” for any Employee means (1) in the case of any defined benefit plan, the present value (the present value shall be computed using a 5% interest assumption and the mortality assumptions contained in the Plan for benefit equivalence purposes) of the Participant’s normal retirement benefit, determined on the Valuation Date as if the Employee terminated on such Valuation Date, plus the aggregate amount of distributions made to such Employee within the five-year period ending on the Determination Date (except to the extent already included on the Valuation Date) and (2) in the case of any defined contribution plan, the sum of the amount credited, on the Determination Date, to each of the accounts maintained on behalf of such employee under such plan plus the aggregate amount of distributions made to such Employee within the five-year period ending on the Determination Date.

(b)

“Company” means any company (including unincorporated organizations) participating in the Plan or plans included in the “aggregation group” as defined in this Article.

(c)

“Determination Date” means the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last day of the Plan Year.

(d)

“Employees” means employees, former employees, beneficiaries, and former beneficiaries who have a Benefit Amount greater than zero on the Determination Date.

(e)

“Key Employee” means any Employee who, during the Plan Year containing the Determination Date or during the four preceding Plan Years, is:

(1)

one of the ten Employees of a company having annual compensation from such Company of more than the limitation in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owing within the meaning of Section 318 of the Code) both a more than 1/2% interest and the largest interest in such Company (if two Employees have the same interest the Employee having the greater annual compensation from the Company shall be treated as having a larger interest);

(2)

a 5% owner of a Company;

(3)

a 1% owner of a Company who has an annual compensation above $150,000; or

(4)

an officer of a company having an annual compensation greater than 50% of the amount in effect under Section 415(b) (1) (A) of the Code for any such Plan Year (however, no more than the lesser of (i) 50 employees or (ii) the greater of 3 employees or 10% of the Company’s employees shall be treated as officers).  For purposes of determining the number of employees taken into account under this Section 1.2(e)(4), employees described in Section 414(g)(8) of the Code shall be excluded.

This definition shall be interpreted in accordance with Section 416(i) of the Code and the regulations thereunder and such rules are hereby incorporated by reference.  The term “Key Employee” shall not include any officer or employee of an entity referred to in Section 414(d) of the Code. For the purpose of this subsection, “compensation” shall mean compensation as defined in Section 414(q)(4) of the Code and shall be determined without regard to Sections 125, 402(e)(3), 402(h)(1)(B) or, in the case of employer contributions made pursuant to a salary reduction agreement, Section 403(b)(f)  A “Non-Key Employee” means an Employee who is not a Key Employee.

(f)

“Valuation Date” means the first day (or such other date which is used for computing plan costs for minimum funding purposes) of the 12-month period ending on the Determination Date.

(g)

A “Year of Service” shall be calculated using the Plan rules that normally apply for determining vesting service.

13.3

Top-Heavy Definition.

This Plan shall be top-heavy for any Plan Year if, as of the Determination Date, the sum of the Benefit Amounts of all employees who are Key Employees exceeds 60% of the sum of the Benefit Amounts for all Employees.  For purposes of this calculation only, the following rules shall apply:

(a)

The Benefit Amounts of all employees who are not Key Employees and who were Key Employees during any prior Plan Year shall be disregarded.

(b)

The Benefit Amounts of all employees who have not received any compensation from any Company (other than benefits under this Plan) at any time during the five-year period ending on the Determination Date shall be disregarded.

(c)

This calculation shall be made by aggregating any plans qualified under Section 401(a) of the Code in which a Key Employee participates or which enables this Plan to meet the requirements of Section 401(a)(4) or 410 of the Code; all plans so aggregated constitute the “aggregation group.  The Company may also aggregate any such plan to the extent that such plan, when aggregated with this aggregation group, continues to meet the requirements of Section 401(a) (4) and Section 410 of the Code.

(d)

This calculation shall be made in accordance with Section 416 of the Code and the regulations thereunder and such rules are hereby incorporated by reference.

13.4

Vesting.

Participants’ ESOP accounts are at all times fully vested.

13.5

Minimum Benefits or Contributions, Compensation Limitations, Section 415 Limitations. and Special Distribution Rules.

If the Plan is top-heavy for any Plan Year, the following provisions shall apply to such Plan Year:

(a)

(1) Except to the extent not required by Section 416 of the Code or any other provision of law, notwithstanding any other provision of this Plan, if this Plan and all other plans which are part of the aggregation group are defined contribution plans, each Participant (and Any other employee required by Section 416 of the Code) other than Key Employees shall receive an allocation of employer contributions and forfeitures from a plan which is part of the aggregation group at least equal to 3% (or, if lesser, the largest percentage allocated to any Key Employee for the Plan Year) of such Participant’s compensation (within the meaning of Section 415(c) of the Code) for such Plan Year (the “defined contribution minimum”)

(2)

Except to the extent not required by Section 416 of the Code or any other provision of law, notwithstanding any other provisions of this Plan, if this Plan or any other plan which is part of the aggregation group is a defined benefit plan each Participant who is a participant in any such defined benefit plan (who is not a Key Employee) who accrues a full Year of Service during such Plan Year (and any other employee so required by Section 416 of the Code) shall be entitled to an annual normal retirement benefit from a defined benefit plan which is part of the aggregation group which shall not be less than the product of (1) the employee’s average compensation for the five consecutive years when the employee had the highest aggregate compensation and (2) the lesser of 2% per Year of Service or 20% (the “defined benefit minimum”) For purposes of calculating the defined benefit minimum, (1) compensation shall be defined as it is under Section 415(c) of the Code and shall not include compensation in Plan Years after the last Plan Year in which the Plan is top-heavy and (2) a Participant shall not receive a Year of Service in any Plan Year before January 1, 1984 or in any Plan Year in which the Plan is not top-heavy.  This defined benefit minimum shall be expressed as a life annuity (with no ancillary benefits) commencing at normal retirement age.  Benefits paid in any other form or time shall be the actuarial equivalent (as provided in the Plan for retirement benefit equivalence purposes) of such life annuity.  Except to the extent not required by Section 416 of the Code or any other provisions of law, each Participant (other than Key Employees) who is not a participant in any such defined benefit plan shall receive the defined contribution minimum (as defined in paragraph (a)(1) above).

(b)

The maximum amount of a Participant’s compensation which shall be taken into account under the Plan for such Plan Year shall be $200,000.  Such amount shall be adjusted in accordance with Section 416(d) (2) of the Code.

(c)

The distribution of the benefit of a Participant who is a 5% owner of a Company must begin no later than the year in which the Participant attains age 70½, subject to any exceptions contained in Section 401(a) (9) of the Code.

ARTICLE XIV.
RIGHTS AND OPTIONS ON STOCK

14.1

Participant Protections and Rights.

This Article XIV is intended to meet the requirements of Regulation § 54.4975-11(a) (3) or any successor regulation.  The protections and rights provided by this Article XIV are nonterminable.

14.2

General Restriction on Options.

Except as provided elsewhere in this Article XIV, no Stock acquired with the proceeds of an Exempt Loan may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from this Plan, whether or not this Plan is then an employee stock ownership plan as described in Section 4975(e)(7).

14.3

Put Options on Stock Not Publicly Traded.

If, at the time of distribution, Stock distributed from the Plan is not readily tradable on an established market within the meaning of Section 409(h) of the Code and Regulations thereunder, such Stock shall be subject to a put option in the hands of a Qualified Holder by which such Qualified Holder may sell all or any part of the Stock distributed to the Trustee.  Should the Trustee decline to purchase all or any part of the Stock put to it by the Qualified Holder, the Sponsor shall purchase the Stock that the Trustee declines to purchase.   The put option shall be subject to the following conditions:

(a)

The term “Qualified Holder” shall mean the Participant or Beneficiary receiving the distribution of Stock, any other party to which the Stock is transferred by gift or by reason of death, and also any trustee of an individual retirement account (as defined under Code Section 408) to which all or any portion of the distributed Stock is transferred pursuant to a tax-free “rollover” transaction satisfying the requirements of Sections 402 and 408 of the Code.

(b)

During the 60-day period following any distribution of such Stock, a Qualified Holder shall have the right to require the Sponsor to purchase all or a portion of the distributed Stock held by the Qualified Holder.  The purchase price to be paid for any such Stock shall be their fair market value determined (1) as of the Valuation Date coinciding with or next preceding the exercise of the put option under this Section 14.3 or, (2) in the case of a transaction between the Plan and a “disqualified person” within the meaning of Section 4975(e) (2) of the Code or a “party in interest” within the meaning of Section 3(14) of ERISA, as of the date of the transaction.

(c)

If a Qualified Holder shall fail to exercise the put option right under Section 14.3(b), the option right shall temporarily lapse upon the expiration of the 60-day period.  As soon as practicable following the last day of the Plan Year in which the 60-day option period expires, the Sponsor shall notify the non-electing Qualified Holder (if the Qualified Holder is then a shareholder of record) of the valuation of the Stock as of that date.  During the 60-day period following receipt of such valuation notice, the Qualified Holder shall again have the right to require the Sponsor to purchase all or any portion of the distributed Stock.  The purchase price to be paid therefor shall be fair market value determined (1) as of the Valuation Date coinciding with or next preceding the exercise of the put option under this Section 14.3(c) or, (2) in the case of a transaction between the Plan and a “disqualified person” within the meaning of Section 4975(e) (2) of the Code or a “party in interest” within the meaning of section 3(14) of ERISA, as of the date of the transaction.

(d)

The foregoing put options under Section 14.3(b) and (c) hereof shall be effective solely against the Sponsor and shall not obligate the Plan or Trust in any manner.

(e)

In making the determination of fair market value, the Sponsor shall consider, to the extent permitted by law, the same methodology used to value the Stock at the time of its initial purchase by the Trustee and shall, to the extent permitted by law, include as a valuation factor at least the same proportionate share of enterprise value as was taken into account at the time of such purchase of stock.

(f)

The period during which the put option exercisable does not include any time when a Qualified Holder is unable to exercise it because the Sponsor is prohibited from honoring it by applicable Federal or State laws.

(g)

Except as otherwise required or permitted by the Code, the put options under this Section 14.3 shall satisfy the requirements of Section 54.4975-7(b) of the Treasury Regulations to the extent, if any, that such requirements apply to such put options.

(h)

A Qualified Holder must exercise the put option in writing by filing with the Trustee.  If a Qualified Holder exercises the put option under this Section 14.3, payment for the Stock repurchased shall be made, in the case of a distribution of a Participant’s Account within one taxable year, insubstantially equal annual payments over a period beginning not later than 30 days after the exercise of the put option and not exceeding five years (provided that adequate security and reasonable interest are provided with respect to unpaid amounts) or, in the case of other distributions, not later than 30 days after such exercise.

ARTICLE XV.
ADMINISTRATIVE COMMITTEE

15.1

Appointment of Committee Members.

The Board of Directors shall appoint an Administrative Committee consisting of at least three members which shall have responsibility for the administration of the Plan to hold office at the pleasure of the Board.  No member of the Committee shall be paid any compensation for his services from the Plan.  The members of the committee shall be deemed to be fiduciaries of the Plan for purposes of compliance with the fiduciary responsibility provisions of ERISA.

15.2

Action of the Committee.

The Committee shall hold meetings upon such notice, and at such place or places, and at such intervals as it may from time to time determine.

A majority of the members of the Committee at any time in office shall constitute a quorum f or the transaction of business, except where the Committee consists of an even number of members, 50% of the members shall constitute a quorum.  All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at a meeting of the Committee, or without a meeting by instrument in writing signed by a majority of the members of the Committee.

15.3

Powers and Duties of the Committee.

In addition to any implied powers and duties which may be needed to carry out the provisions of this resolution, the Committee shall have the following specific powers and duties and full discretion in its exercise thereof:

(a)

To make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

(b)

To interpret the Plan and to decide any and all matters arising thereunder; including the right to remedy possible ambiguities, inconsistencies or omissions, provided, however, that all such interpretations and decisions shall be applied in a uniform manner to all employees similarly situated;

(c)

To compute the amount of Plan benefits which shall be payable to any Participant or Beneficiary in accordance with the provisions of the Plan;

(d)

To authorize disbursements from the Trust (any instructions of the Committee to the Trustee shall be evidenced in writing and signed by a member of the Committee delegated with such authority by a majority of the Committee);

(e)

To employ, appoint, or engage such advisors (including but not limited to attorneys and enrolled actuaries) and such other technical and clerical personnel as may be required in the Committee’s discretion for the proper administration of the Plan, except that the Committee shall not appoint or discharge trustees or investment managers; and

(f)

To adopt such amendments to the Plan and the Trust Agreement which in the judgment of the Committee, clarifies the Plan or the Trust Agreement, or are necessary or appropriate to comply with federal or state laws or regulations or to obtain the Internal Revenue Services’ determination of qualified status, as long as such changes do not materially change the benefits under the Plan.

The Committee will be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports which will be furnished by any actuary, accountant, controller, counsel or other person who is employed or engaged for such purposes.

15.4

Allocation of Fiduciary Responsibility.

The Committee may, in writing, allocate fiduciary responsibilities to persons who have been designated to carry out such fiduciary responsibilities.

15.5

Plan Expenses.

The reasonable expenses incident to the operation of the Plan, including the compensation of personnel employed in the administration of the Plan, shall be paid by the Sponsor directly, but the Sponsor in its discretion may elect at any time to direct the Trustee to pay part or all out of the Trust, and any such election shall not bind the Sponsor as to its right to elect, with respect to the same or other expenses at any other time, to have such compensation paid directly by the Sponsor or to direct the Trustee to pay such compensation from the Trust.

15.6

Claims Procedure.

(a)

Filing a Claim for Benefits.

If an individual (hereinafter referred to as the “Applicant,” which reference shall include where appropriate the authorized representative, if any, of the individual) does not receive the timely payment of the benefits which he believes he is entitled to receive under the Plan, he may make a claim for benefits in the manner hereinafter provided.

All claims for benefits under the Plan shall be made in writing and shall be signed by the Applicant.  Claims shall be submitted to a representative designated by the Committee and hereinafter referred to as the “Claims Coordinator.”  The Claims Coordinator may, but need not, be an Employee or a member of the Committee.  If the Applicant does not furnish sufficient information with the claim for the Claims Coordinator to determine the validity of the claim, the Claims Coordinator shall indicate to the Applicant any additional information which is necessary for the Claims Coordinator to determine the validity of the claim.

Each claim hereunder shall be acted on and approved or disapproved by the Claims Coordinator within 90 days following the receipt by the Claims Coordinator of the information necessary to process the claim.  Should special circumstances prevent processing the claim within 90 days, the Claims Coordinator will have up to an additional period of 90 days to decide the claim, provided the Applicant is notified in writing during the initial 90-day period of the special circumstances requiring an extension and the projected date by which a decision will be made.

In the event that the Claims Coordinator denies a claim for benefits in whole or in part, the Claims Coordinator shall notify the Applicant in writing of the denial of the claim and notify the Applicant of his right to a review of the Claims Coordinator’s decision by the Committee.  Such notice by the Claims Coordinator shall also set forth, in a manner calculated to be understood by the Applicant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and inform the Applicant of the steps that must be taken to submit the claim for further review including the time limits applicable to such procedures, and a statement of the Applicant’s right to bring a civil action under Section 502(a) of ERISA following an adverse decision upon review.

(b)

Appeals Procedure.

Any Applicant whose claim for benefits is denied in whole or in part (such Applicant being hereinafter referred to as the “Claimant”) may appeal from such denial to the Committee for a review of the decision by the entire Committee.  Such appeal must be made within three months after the denial provided above.  An appeal must be submitted in writing within such period and must:

(1)

Request a review by the entire Committee of the claim for benefits under the Plan;

(2)

Set forth all of the grounds upon which the Claimant’s request for review is based and any facts in support thereof; and

(3)

Set forth any issues or comments which the Claimant deems pertinent to the appeal.

The Committee shall regularly review appeals by Claimants.  The Committee shall act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing.  If special circumstances require, the Committee shall be allowed an extension of up to 60 days once the Claimant has been notified of such extension in writing, prior to expiration of the initial 60 day review period.  Such notice of extension shall indicate the special circumstances requiring the extension of time and the date by which the Administrator expects to render the determination on review.  The decision on review will be in writing and will be delivered to the Claimant as soon as possible, but not later than 5 days after the claim determination is made.

The Committee shall make a full and fair review of each appeal and any written materials submitted by the Claimant and/or the Participating Company in connection therewith regardless of whether such information was submitted or considered in the initial benefit claim determination.  The Committee may require the Claimant and/or the Participating Company to submit such additional facts, documents or other evidence as the Committee in its discretion deems necessary or advisable in making its review.  The Claimant, or his duly authorized representative may request upon written application to the Committee; to review and/or copy free of charge, pertinent Plan documents, records, and other information relevant to the Claimant’s claim, submit issues and submit documents, records and other information relating to the claim.  The decision on review shall be made by the Committee, who may, in its discretion, hold a hearing on the denied claim.  The review shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit claim determination.

On the basis of its review, the Committee shall make an independent determination of the Claimant’s eligibility for benefits under the Plan.  The decision of the Committee on any claim for benefits shall be final and conclusive upon all parties thereto.

In the event that the Committee denies an appeal in whole or in part, the Committee shall give written notice of the decision to the Claimant, which notice shall set forth in a manner calculated to be understood by the Claimant the specific reasons for such denial and which shall make specific reference to the pertinent Plan provisions on which the Committee’s decision was based and a statement that the Claimant is entitled to receive upon request and free of charge reasonable access to and copies of all documents, records and other information relevant to the Claimant’s claim for benefits, as well as a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.  If the decision on review is not furnished within such period, the claim shall be deemed denied on review.

(c)

Review of Annual Statement.

If a Participant or Beneficiary believes a statement he receives regarding his interest in the Plan is incorrect, such Participant or Beneficiary may submit a written request for correction or verification of such Annual Statement to the Claims Coordinator, and the Claims Coordinator shall respond in writing to such request in the same manner as a claim for benefits by an Applicant.  If the Participant or Beneficiary believes the Claims Coordinator’s response is incorrect, the Participant or Beneficiary may request in writing within 30 days of the response that the entire Committee review such statement, and the Committee shall follow the same procedure with respect to such request as provided above for a Claimant.

15.7

Disqualification of Committee Member.

No member of the Committee may act, vote or otherwise influence a decision of the Committee specifically relating to his own participation under the Plan other than a decision affecting employees generally.

15.8

Indemnification of Committee.

The Company hereby agrees to indemnify and hold harmless any member of the Committee and any other Employee with duties under the Plan from and against any and all liabilities, expenses, penalties, costs, damages or losses (including, without limitation, reasonable attorneys’ fees and court costs) incurred by such Committee member or Employee arising out of or in connection with any actual or alleged act or omission of such person in connection with the operation or administration of the Plan or the Trust; provided, however, (a) the Company shall not indemnify or hold harmless any such Committee member or Employee from or against any such liability, expense, penalty, cost, damage or loss (i) that is covered by fiduciary liability insurance or (ii) that arises out of or in connection with the willful misconduct of such Committee member or Employee, and (b) in no event shall the Company’s duty to indemnify any such Committee member or Employee be satisfied out of Plan assets.  The preceding right of indemnification shall pass to the estate of such person and shall be in addition to any other right to which the Committee member or Employee may be entitled as a matter of law or otherwise.

IN WITNESS WHEREOF, Sempra Energy has caused this instrument to be executed in its name by an authorized officer on this _____ day of February, 2002.

SEMPRA ENERGY

By:

U.S. TRUST COMPANY,

National Association

By:

APPENDIX A
ANNUAL ADDITION LIMITS

Section 6.7 of the Plan shall be construed in accordance with this Appendix A.  Unless the context clearly requires otherwise, words and phrases used in this Appendix A shall have the same meanings that are assigned to them under the Plan.

1.1

Definitions.

As used in this Appendix A, the following terms shall have the meanings specified below.  “Annual Additions” shall mean the sum credited to a Participant’s Accounts for any Plan Year of (1) Company contributions, (2) forfeitures, (3) amounts credited after March 31, 1984 to an individual medical account, as defined in Code Section 415(1)(2) which is part of a Defined Benefit Plan maintained by the Company, and (4) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account required with respect to a key employee (as defined in Section 13.2 of the Plan) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Company.

“Defined Benefit Plan” means a plan described in Section 414(j) of the code. “Defined Contribution Plan” means a plan described in Section 414(i) of the Code.

“Section 415 Compensation” shall mean a Participant’s earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with a Company maintaining a plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

(a)

Company contributions to a plan of deferred compensation which are not included in the Employee’s gross income for the taxable year in which contributed or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

(b)

Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(c)

Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(d)

Other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).  Compensation for any limitation year is the compensation actually paid or includable in gross income during such year.

1.2

Annual Addition Limitations.

(a)

The compensation limitation of Section 4.1 of the Plan shall not apply to any contribution for medical benefits (within the meaning of Section 4l9A(f) (2)) after separation from service which is treated as an Annual Addition.  In the event Annual Additions to all the accounts of a Participant would exceed the limitations of Section 4.1 of the Plan, they shall be reduced by reduction of Company contributions.

(b)

If the Company or any Related Company contributes amounts, on behalf of Participants covered by the Plan, to other Defined Contribution Plans, the limitation on Annual Additions provided in Article IV of the Plan shall be applied to Annual Additions in the aggregate to the Plan and such other plans.  Reduction of Annual Additions, where required, shall be accomplished by first refunding any voluntary contributions to Participants, then by reducing contributions under such other plans pursuant to the directions of the Committee for administration of such other plans or under priorities, if any, established by the terms of such other plans, and then, if necessary, by reducing contributions under the Plan.

(c)

In the event the limitations of Section 4.1 of the Plan or subsections (a) or (b) of this Appendix A are exceeded and the conditions specified in Treasury Regulations Section 1.415-6(b)(6) are met, the Committee may elect to apply the procedures set forth in Treasury Regulations Section 1.415-6(b)(6).